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                                                                    Exhibit 23.1

                        Consent of KPMG Polska Sp.z o.o.



The Board of Directors
Euronet Services Inc.:



We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Statements" and "Experts" in the prospectus.



                                                KPMG Polska Sp.z o.o.


Warsaw, Poland
December 18, 1996